UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               March 20, 2008

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
            (17 CFR 240.14d-2(b))

( )       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
            (17 CFR 240.13e-4(c))

Item 5.04    Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On March 20, 2008, participants of the Flushing Financial Corporation Stock-Based Profit Sharing Plan, the Flushing Savings Bank, FSB 401(k) Savings Plan and the Atlantic Liberty Savings, F.A. 401(k) Savings Plan (collectively the "Plans") were sent notice that participants in the Plans would be subject to an upcoming trading suspension period. The trading suspension period is expected to begin April 22, 2008 and is expected to end during the week beginning May 11, 2008. The trading suspension is the result of the scheduled move of the Plans' assets from RSGroup (the Plans' current trustee and administrator) to Prudential Retirement (the Plan's new trustee and administator). As a result of the suspenion directors and executive officers of the Company will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring shares of the Company's common stock or certain derivative securities, such as stock options.

Directors and executive officers can contact Ruth Filiberto with questions about the trading suspension period. Ms. Filiberto's address is 1979 Marcus Avenue, Suite E140, Lake Success, New York 11042 and her telephone number is (718) 961-5400.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: March 24, 2008	By:	/s/ David W. Fry
David W. Fry
	Title:	Executive Vice President, Treasurer
and Chief Financial Officer